 Exhibit 10.1

LOAN AND SECURITY AGREEMENT

Dated as of November 9, 2018

INDUSTRIAL SERVICES OF AMERICA, INC.,

7124 GRADE LANE LLC, and

7200 GRADE LANE LLC,

as Borrowers

and

BANK OF AMERICA, N.A.,

as Lender

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Section 7.	COLLATERAL	24
7.1.	Grant of Security Interest	25
7.2.	Lien on Deposit Accounts; Cash Collateral	25
7.3.	Real Estate Collateral	26
7.4.	Other Collateral	26
7.5.	Limitations	26
7.6.	Further Assurances; Extent of Liens	26
7.7.	Real Estate Collateral	26
Section 8.	COLLATERAL ADMINISTRATION	26
8.1.	Borrowing Base Reports	26
8.2.	Accounts.	27
8.3.	Inventory	27
8.4.	Equipment	28
8.5.	Deposit Accounts	28
8.6.	General Provisions	28
8.7.	Power of Attorney	29
Section 9.	REPRESENTATIONS AND WARRANTIES	30
9.1.	General Representations and Warranties	30
9.2.	Complete Disclosure	33
Section 10.	COVENANTS AND CONTINUING AGREEMENTS	33
10.1.	Affirmative Covenants	33
10.2.	Negative Covenants	36
10.3.	Financial Covenants - Fixed Charge Coverage Ratio	39
10.4.	Post Closing	39
Section 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	39
11.1.	Events of Default	39
11.2.	Remedies upon Default	40
11.3.	License	41
11.4.	Setoff	41
11.5.	Remedies Cumulative; No Waiver	41
Section 12.	MISCELLANEOUS	42
12.1.	Amendments and Waivers	42
12.2.	Indemnity	42
12.3.	Notices and Communications	42
12.4.	Performance of Borrowers’ Obligations	43
12.5.	Credit Inquiries	43
12.6.	Severability	43
12.7.	Cumulative Effect; Conflict of Terms	43
12.8.	Counterparts	43
12.9.	Entire Agreement	44
12.10.	No Control; No Fiduciary Responsibility	44
12.11.	Waiver of Confidentiality	44
12.12.	Governing Law	44
12.13.	Consent to Forum	44
12.14.	Waivers by Borrower	45
12.15.	Patriot Act Notice	45
12.16.	NO ORAL AGREEMENT	45
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LIST OF SCHEDULES

Schedule 8.5                   Deposit Accounts

Schedule 8.6.1                Business Locations

Schedule 9.1.4                Names and Capital Structure

Schedule 9.1.11              Patents, Trademarks, Copyrights and Licenses

Schedule 9.1.14              Environmental Matters

Schedule 9.1.15              Restrictive Agreements

Schedule 9.1.16              Litigation

Schedule 9.1.18              Pension Plans

Schedule 10.2.2              Existing Liens

Schedule 10.2.17            Existing Affiliate Transactions

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of November 9, 2018, among INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation (“ISA”), 7124 GRADE LANE LLC, a Kentucky limited liability company (“7124 Grade Lane”), and 7200 GRADE LANE LLC, a Kentucky limited liability company (“7200 Grade Lane”; and together with ISA, and 7124 Grade Lane, each individually a “Borrower” and collectively, the “Borrowers”) and BANK OF AMERICA, N.A., a national banking association (“Lender”).

R E C I T A L S:

Borrowers have requested that Lender provide a credit facility to Borrowers to finance their business enterprises.  Lender is willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

Section 1.   DEFINITIONS; RULES OF CONSTRUCTION
1.1.        Definitions.  In addition to terms defined elsewhere in this Agreement, the following terms have the meanings set forth below:

7021 Grade Lane: 7021 Grade Lane LLC, a Kentucky limited liability company.

7110 Grade Lane Real Property: that certain Real Estate located at 7110 Grade Lane, Louisville, KY 40213 owned by ISA Real Estate.

Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor: a Person obligated under an Account, Chattel Paper or General Intangible.

Acquisition: a transaction or series of transactions resulting in (a) acquisition of a business, division or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of a Borrower or Subsidiary with another Person.

Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

Annualized Basis: with respect to the interest expense component of the Fixed Charges for any measurement period, the product of (i) the actual amount of interest expense made or paid in respect of such component during such period divided by the number of calendar days in such period times (ii) 365.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Margin: the margin set forth below, as determined by the Average Daily Availability as of the most recently ended Fiscal Quarter:

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Level	Average Daily Availability for most recently ended Fiscal Quarter	Applicable Margin for Revolver Loans	Applicable Margin for Term Loan
I	Greater than or equal to 66% of the Maximum Revolver Amount	2.25%	2.75%
II	Less than 66% but greater than 33% of the Maximum Revolver Amount	2.50%	3.00%
III	Less than or equal to 33% of the Maximum Revolver Amount	2.75%	3.25%

Until July 1, 2019, margins shall be determined as if Level II were applicable.  Thereafter, the margins shall be subject to increase or decrease by Lender on the first day of each of the Borrower’s Fiscal Quarters based upon the Average Daily Availability as of the most recently ended Fiscal Quarter.  If Lender is unable to calculate the Average Daily Availability for the most recently ended Fiscal Quarter due to Borrower’s failure to deliver any Borrowing Base Report when required hereunder, then, at the option of Lender, margins shall be determined as if Level III were applicable until the first day of the calendar month following receipt of such Borrowing Base Report.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property (including Real Estate) of an Obligor, including any disposition in connection with a sale-leaseback transaction or synthetic lease.

Availability: the Borrowing Base minus Revolver Usage.

Average Daily Availability: shall mean, for any period of determination, the average daily Availability during such period of determination.

Bank Product: any of the following products, services or facilities extended to a Borrower or Affiliate of a Borrower by Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; and (c) commercial credit card and merchant card services.

Bank Product Debt: Debt, obligations and other liabilities of Borrowers with respect to Bank Products.

Bank Product Reserve: the aggregate amount of reserves established by Lender from time to time in its discretion in respect of Bank Product Debt.

Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as determined on such day, plus 1.50%, without giving effect to any minimum floor rate specified in the definition of LIBOR.  In no event shall the Base Rate be less than 0%.

Borrowed Money: with respect to an Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor; (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments; (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the ordinary course of business); or (iv) was issued or assumed as full or partial payment for Property; (b) capital leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrower Agent: as defined in Section 4.3.

Borrowing Base: on any date of determination, an amount equal to the lesser of:

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(a) the Maximum Revolver Amount; or

(b) the sum of:

(i) up to 85% of Borrowers’ Eligible Accounts, plus

(ii) an amount equal to the lesser of:

(a)          up to 65% of the Value of total Eligible Inventory; and

(b)          up to 85% of the NOLV of Eligible Inventory.

provided, that, in no event shall the aggregate amount of Revolver Loans made in respect of Eligible Inventory exceed 60% of the Borrowing Base, minus,

(iii) Reserves.

Borrowing Base Report: a report of the Borrowing Base by Borrowers, in form and substance reasonably satisfactory to Lender.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, and if such day relates to LIBOR, any such day on which dealings in dollar deposits are conducted in the London interbank market.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Lender to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account maintained with Lender and subject to Lender’s Liens.

Cash Collateralize: the delivery of cash to Lender, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 103% of the aggregate LC Obligations, and (b) with respect to any other Obligations (including Obligations arising under Bank Products), Lender’s good faith estimate of the amount due or to become due.  “Cash Collateralization” has a correlative meaning.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

Change of Control: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 35% or more of the aggregate outstanding Equity Interests of ISA; (b) ISA ceases to own and Control, beneficially and of record, directly or indirectly, 100% of all Equity Interests in all other Borrowers; (c) a change in the majority of directors of any Borrower during any 24 month period, unless approved by the majority of directors serving at the beginning of such period; or (d) the sale or transfer of all or substantially all assets of any Borrower.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, and reasonable attorneys’ fees) at any time (including after payment in full of the Obligations or replacement of Lender) actually incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or applicable law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all reasonable costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an insolvency proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

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Collateral: all Property described in Section 7.1, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment Termination Date: the earliest to occur of:

(a) September 30, 2020, provided, that, in the event that the holders (whether the existing holders or any subsequent holders) of the Scheduled Debt execute and deliver subordination agreements in favor of Lender, in form and substance satisfactory to Lender, acknowledging that the Scheduled Debt is Subordinated Debt, then Lender shall, in its discretion, consider extending such date to September 30, 2023, based on such conditions as Lender may determine at such time, including, without limitation, no Default or Event of Default existing at such time and no Material Adverse Effect having occurred since the Closing Date;

(b) the date on which Borrowers terminate the Revolver Commitment pursuant to Section 2.1.3; or

(c) the date on which the Revolver Commitment is terminated pursuant to Section 11.2.

Commitments: the Revolver Commitment and Term Loan Commitment.

Compliance Certificate: a certificate delivered by a knowledgeable officer of Borrowers certifying compliance with Section 10.3.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Control: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have correlative meanings.

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the ordinary course of business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Borrower, the Obligations.  The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venture.

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Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Deposit Account Control Agreement: a control agreement satisfactory to Lender executed by an institution maintaining a Deposit Account for an Obligor, to perfect Lender’s Lien on such account.

Dilution Reserve: a reserve established from time to time by Lender, in its reasonable discretion, in an amount equal to the product of (a) the aggregate amount of Eligible Accounts multiplied by (b) the difference between (i) the actual amount of Borrowers’ bad debt write-downs, discounts, returns, promotions, credits, credit memos and other cash reductions with respect to Accounts and (ii) 5%, only to the extent such amount exceeds 5% of the gross face amount of such Accounts, as determined from the most recent field examination conducted by Lender and calculated on a trailing twelve month basis.

Dominion Account: a special account established by Borrowers at Lender over which Lender has exclusive control for withdrawal purposes.

EBITDA: determined on a consolidated basis for Borrowers and its Subsidiaries, net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, non-cash stock-based compensation expenses, gains or losses arising from the sale of capital assets, gains arising from the write-up of assets, any extraordinary gains and extraordinary losses (in each case, to the extent included in determining net income).

Eligible Account: an Account owing to a Borrower that arises in the ordinary course of business from the sale of goods or rendition of services, and is deemed by Lender, in its Permitted Discretion, to be an Eligible Account.  Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date; (b) 50% or more of the Accounts owing by the Account Debtor (or its Affiliates) are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor (or its Affiliates), it exceeds 10% (or  in the case of (i) Waupaca Foundry and its Affiliates, such percentage shall be 30% and (ii) AK Steel, such percentage shall be 20%) of the aggregate Eligible Accounts (or such higher percentage as Lender may establish for the Account Debtor from time to time); (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an insolvency or bankruptcy proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not solvent, or is subject to any sanction or on any specially designated nationals list maintained by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or assets outside the United States; (h) it is owing by a governmental authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Lender in compliance with the federal Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Lender, or is subject to any other Lien (other than Permitted Liens of the types described in Section 10.2.2(c)); (j) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended or the Account Debtor has made a partial payment; (m) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale or return, sale on approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; or (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof.  In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

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Eligible Inventory: Inventory owned by a Borrower that Lender, in its Permitted Discretion, deems to be Eligible Inventory.  Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) consists of scrap metal (including, without limitation, recycled metals and automobile parts) and does not consist of supplies, packaging, sample inventory or customer supplied parts or Inventory; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any governmental authority in all material respects, has not been acquired from an entity subject to any sanction or on any specially designated nationals list maintained by OFAC, and does not constitute hazardous materials under any environmental law; (f) complies with the covenants and representations herein; (g) is subject to Lender’s duly perfected, first priority Lien, and no other Lien (other than Permitted Liens of the types described in Section 10.2.2(c)) and 10.2.2(g)); (h) is within the continental United States, is not in transit except between locations of a Borrower, and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document; (j) is not subject to any License or other arrangement that restricts a Borrowers’ or Lender’s right to dispose of such Inventory, unless Lender has received an appropriate Lien Waiver;  (k) is located (i) on a premises containing Eligible Inventory with an aggregate Value of at least $50,000, (ii) if such Inventory is located on a leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, such lessor or such other Person has delivered a Lien Waiver or an appropriate Reserve has been established, or (iii) if such Inventory is located on a premises owned by a Borrower and such premises is subject to a mortgage, the mortgagee of such premises has delivered a mortgagee waiver in form and substance satisfactory to Lender.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

Excluded Accounts: (i) that certain Deposit Account No. 4145419, in the name of ISA, held at Jackson County Bank, so long as not more than $25,000 is deposited into such account at any time and (ii) Deposit Account No. 4145430, so long as not more than $25,000 is deposited into such account at any time.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate charged to Lender on the applicable day on such transactions, as determined by Lender in its discretion.  In no event shall the Federal Funds Rate be less than 0%.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

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Fiscal Year: the fiscal year of Borrowers and their Subsidiaries for accounting and tax purposes, ending on December 31st of each year.

Fixed Charge Coverage Ratio: the ratio, determined for Borrowers and their Subsidiaries on a consolidated basis for the most recent 12 month period then ended, of (a) EBITDA minus (i) capital expenditures (except those financed with Borrowed Money other than Revolver Loans) and (ii) cash taxes paid, to (b) Fixed Charges.

Fixed Charges: for any period of determination for Borrowers and their Subsidiaries on a consolidated basis, the sum of (a) interest expense (other than payment-in-kind, amortization of financing fees, and other non-cash interest expense), plus (b) regularly scheduled principal payments on Borrowed Money, plus (c) Restricted Payments made in cash during such period.  For purposes of this Agreement, for any measurement period ending before January 1, 2020, the interest components of the Fixed Charges shall be calculated on an Annualized Basis using the actual amount of interest paid during the period commencing on the Closing Date and ending on the last day of the applicable measurement period.

Flood Insurance Laws: all laws and regulations relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Flood Insurance Reform Act of 2004, and all other related laws and regulations.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Lender in its discretion, in the amount of required Cash Collateral).  No Loans shall be deemed to have been paid in full unless all Commitments related to such Loans are terminated.

Guarantor: ISA IN Real Estate, ISA Indiana, ISA Logistics, ISA Real Estate, 7021 Grade Lane, and each Person that guarantees payment or performance of Obligations.

Hedging Agreement: a “swap agreement” as defined in U. S. Bankruptcy Code Section 101(53B)(A).

Increased Appraisal Trigger Period: the period (a) commencing on the day that (i) an Event of Default occurs and remains outstanding, or (ii) the sum of Availability, minus the aggregate amount of Borrowers’ accounts payables stretched beyond their customary payment practices is less than $1,000,000 at any time; and (b) continuing until, during each of the preceding sixty (60) consecutive days, (i) no Event of Default has existed and (ii) the sum of Availability, minus the aggregate amount of Borrowers’ accounts payables stretched beyond their customary payment practices, has been more than $1,000,000.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in any Borrowers’ business (but excluding Equipment).

Investment: an Acquisition, an acquisition of record or beneficial ownership of any Equity Interests of a Person, or an advance or capital contribution to or other investment in a Person.

ISA IN Real Estate: ISA Indiana Real Estate, LLC, a Kentucky limited liability company

ISA Indiana: ISA Indiana, Inc., an Indiana corporation,

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ISA Logistics: ISA Logistics LLC, a Kentucky limited liability company

ISA Real Estate: ISA Real Estate, LLC, a Kentucky limited liability company

K&R: K&R, LLC, a Kentucky limited liability company.

K&R Note: That certain Term Note, dated February 29, 2016, in the original principal amount of $620,328, made by ISA in favor of K&R.

LC Application: an application by Borrower to Lender for issuance of a Letter of Credit, in form and substance satisfactory to Lender.

LC Conditions: upon issuance of the Letter of Credit: (a) each condition in Section 6 is satisfied; (b) after giving effect to any requested Letter of Credit, (i) total LC Obligations do not exceed the Letter of Credit Subline and (ii) Revolver Usage does not exceed the Borrowing Base; and (c) the purpose and form of the Letter of Credit are satisfactory to Lender in its reasonable discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrower or any other Person to Lender in connection with any Letter of Credit.

LC Obligations: the sum of (a) all amounts owing by Borrower for drawings under Letters of Credit; and (b) the Stated Amount of all outstanding Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower  in form satisfactory to Lender.

Letter of Credit: any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance or similar instrument issued by Lender for the account or benefit of Borrower.

Letter of Credit Subline: $1,000,000.

LIBOR: for each month, the per annum rate of interest (rounded up to the nearest 1/8th of 1% and in no event less than zero) determined by Lender at or about 11:00 a.m. (London time) as of the first day of such month for a one-month term, equal to the London Interbank Offered Rate for a 30-day interest period, or comparable or successor rate approved by Lender in accordance with the terms of this Agreement.  If at any time LIBOR is less than zero, such rate shall be deemed to be zero.

LIBOR Screen Rate: the LIBOR quote on the applicable screen page Lender designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by Lender from time to time).

LIBOR Successor Rate: as defined in Section 3.9.

LIBOR Successor Rate Conforming Changes: with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Lender, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Lender determines in consultation with the Borrowers).

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License: any license or agreement under which an Obligor is authorized to use intellectual property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Lien: a Person’s interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.

Lien Waiver: an agreement, in form and substance reasonably satisfactory to Lender, by which (a) a lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Lender to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Lender, and agrees to deliver the Collateral to Lender upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Lender’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Lender upon request; and (d) for any Collateral subject to a licensor’s intellectual property rights, the licensor grants to Lender the right, vis-à-vis such licensor, to enforce Lender’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the intellectual property, whether or not a default exists under any applicable license.

Loan: a Revolver Loan or Term Loan.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Loan Year: each 12 month period commencing on the Closing Date (as defined in Section 6.1) and on each anniversary of the Closing Date.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, or condition (financial or otherwise) of any Borrower, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Lender’s Liens on any material Collateral; (b) impairs the ability of any Borrower to perform any material obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Lender to enforce or collect any Obligations or to realize upon any material Collateral.

Maximum Revolver Amount: means $10,000,000.

Mortgage: a mortgage or deed of trust in which Borrower grants a Lien on certain of its Real Estate located at 7200 Grade Lane, 7124 Grade Lane and 7210 Grade Lane, Louisville, Kentucky to Lender, as security for its Obligations.

NFLV: the cash proceeds of machinery and Equipment which could be obtained in a forced liquidation (net of all liquidation expenses, costs of sale, operating expenses and retrieval and related costs), as determined from the most recent appraisal of such machinery and Equipment performed by an appraiser and on terms reasonably satisfactory to Lender.

NOLV: the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all reasonable liquidation and/or foreclosure expenses, as determined from the most recent appraisal of any Borrower’s Inventory, performed by an appraiser and on terms reasonably satisfactory to Lender.

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Notice of Borrowing: a request by Borrower Agent for a Borrowing of Revolver Loans, in form reasonably satisfactory to Lender.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Borrower with respect to Letters of Credit, (c) interest, expenses, fees, costs, indemnification obligations and other amounts payable by Borrower under the Loan Documents, (d) Bank Product Debt, and (e) other debts, obligations and liabilities of any kind owing by Borrower to Lender, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any insolvency or bankruptcy proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor: Borrowers, Guarantors, or any other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Lender on its assets to secure any Obligations.

Other Agreement: each LC Document, Lien Waiver, Real Estate Related Document, Borrowing Base Report, Compliance Certificate, financial statement or report delivered hereunder; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Lender in connection with any transactions relating hereto.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to Borrowers, including those constituting proceeds of any Collateral.

Permitted Acquisition: any Acquisition as long as (a) no Default or Event of Default exists or is caused thereby; (b) the Acquisition is consensual; (c) no Debt or Liens are assumed or incurred other than Permitted Liens and Permitted Debt; (d) upon giving pro forma effect thereto, both (x) Average Daily Availability for the 60 day period immediately preceding such Acquisition and (y) Availability immediately after giving effect to such Acquisition, is not less than 25% of the Maximum Revolver Amount; (e) the Fixed Charge Coverage Ratio, determined on a pro forma basis giving effect to the Acquisition, is not less than 1.0 to 1.0; and (f) Borrowers deliver to Lender, at least 10 Business Days prior to the Acquisition, copies of all material agreements relating thereto and a certificate, in form and substance reasonably satisfactory to Lender, stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.

Permitted Asset Disposition: as long as no Default or Event of Default exists and all net proceeds are remitted to Lender, an Asset Disposition that is:

(a) a sale of Inventory in the ordinary course of business for fair market value;

(b) a sale or disposition of the 7110 Grade Lane Real Property, provided, that, (i) in no event shall such sale or disposition of the 7110 Grade Lane Real Property be permitted if any shredding Equipment of any Obligor is located on such Real Property, and (ii) the net cash proceeds of such sale or disposition shall be used first, to make a principal payment to K&R in the amount of $500,000 in accordance with the K&R Note, and second, to prepay the Revolver Loans in accordance with Section 5.2, or

(c) approved in writing by Lender.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the ordinary course of business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the ordinary course of business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $100,000 or less at any time.

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Permitted Debt: as defined in Section 10.2.1.

Permitted Discretion: means a determination made in the exercise of reasonable (from the perspective of a secured asset based lender) business judgment.

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount of Debt secured by such Purchase Money Liens does not exceed $1,750,000 at any time.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, governmental authority or other entity.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the reasonable satisfaction of Lender; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Related Real Estate Documents: with respect to any Real Estate (i) subject to a Mortgage, the following, in form and substance reasonably satisfactory to Lender:  (a) a mortgagee title policy (or binder therefor) covering Lender’s interest under the Mortgage, by an insurer acceptable to Lender, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Lender may require with respect to other Persons having an interest in the Real Estate; (c) a boundary or as-built survey of the Real Estate, containing a metes-and-bounds property description if required by Lender; (d) a life-of-loan flood hazard determination and, if the Real Estate is located in a special flood hazard area, an acknowledged notice to borrower and flood insurance by an insurer acceptable to Lender; (e) a current appraisal of the Real Estate, prepared by an appraiser, and in form and substance satisfactory to Lender; (f) an environmental assessment, prepared by environmental engineers acceptable to Lender, and such other reports, certificates, studies or data as Lender may reasonably require; and (g) such other documents, instruments or agreements as Lender may reasonably require with respect to any environmental risks regarding the Real Estate and (ii) subject to a negative pledge in favor of Lender, (a) a negative pledge agreement, in form and substance reasonably satisfactory to Lender and (b) mortgage and title searches of each such parcel of Real Estate, in form and substance reasonably satisfactory to Lender.

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Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; (b) a reserve at least equal to three months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver; and (c) such other reserves with respect to rent and other amounts  or the Borrowing Base as Lender may establish in its discretion owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral.

Reserves: collectively, (a) the  Bank Product Reserve and (b) the Dilution Reserve, (c) Rent and Charges Reserve; (d) the Scheduled Debt Reserve, and (e) such other reserves against the Collateral or the Borrowing Base as Lender may establish in its reasonable discretion.

Restricted Payments:  means payments on account of distributions, dividends, or stock repurchases made in respect of the Equity Interest or other ownership interests of a Borrower permitted under Section 10.2.4 and (b) Acquisitions and Investments permitted under Section 10.2.5(d).

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower,  any Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Commitment: Lender’s obligation to make Revolver Loans and to issue Letters of Credit in an aggregate amount up to the Maximum Revolver Amount.

Revolver Loan: a loan made pursuant to Section 2.1.

Revolver Usage: the aggregate amount of outstanding Revolver Loans, plus the aggregate Stated Amount of outstanding Letters of Credit and other LC Obligations.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by any Borrower under a License.

Scheduled Debt: the Debt set forth on Schedule D-1.

Scheduled Debt Reserve: collectively, (i) as of the Closing Date, an amount equal to the aggregate amount of interest payable in respect of the Scheduled Debt, which amount on the Closing Date equals $150,000, provided, that, upon Borrower’s request from time to time, such amount may be reduced by Lender in its discretion to reflect the amount of interest actually owed for the remaining term of the Scheduled Debt, and (ii) beginning on May 1, 2020, an amount equal to the aggregate amount of principal payable in respect of the Scheduled Debt, which amount on the Closing Date equals $ $1,504,128, it being acknowledged and agreed that such reserve for principal shall be instituted by Lender in five equal installments of $300,826 on the first business day of each of the months of May 2020, June 2020, July 2020, August 2020, and September 2020; provided, that, if a Default or Event of Default exists, Lender , may, in its discretion, to institute a reserve for the full amount of principal and interest owing on the Scheduled Debt.

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Secured Party or Secured Parties: Lender and providers of Bank Products.

Security Documents: the Guaranties, Mortgages, security agreements, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Stated Amount: the outstanding amount of a Letter of Credit, including any automatic increase or tolerance (whether or not then in effect) provided by the Letter of Credit or related LC Documents.

Subordinated Debt: Debt incurred by any Borrower that is expressly subordinate and junior in right of payment to the Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Lender.

Subsidiary or Subsidiaries: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower (including indirect ownership through other entities in which such Borrower directly or indirectly owns 50% of the voting securities or Equity Interests).

Tax Distributions:  a distribution by any Borrower to the holders of the Equity Interests of such Borrower solely to the extent necessary to permit such holders to discharge their respective federal, state and local tax liabilities arising directly as holders of the Equity Interests of such Borrower, determined based on the assumption that all such holders are subject to the highest marginal tax rate in effect at the time of such distribution and subject to the maximum limitation on the utilization of deductions, losses, allowances and credits.

Term Loan: a loan made pursuant to Section 2.2.

Term Loan Commitment: Lender’s obligation to make a Term Loan in an amount up to the lesser of (a) $2,500,000 and (b) the sum of (i) 70% of the NFLV of eligible machinery and Equipment of the Borrower as determined by an appraisal satisfactory to Lender, plus (ii) the lesser of $600,000 and (y) 50% of the fair market value of Borrowers’ Real Estate, as determined by an appraisal reasonable satisfactory to Lender.

Term Loan Maturity Date: means the Commitment Termination Date.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unused Line Fee Rate: a per annum rate equal to 0.375%.

Value: with respect to Inventory, its value determined on the basis of the lower of cost or market, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates.

1.2.          Accounting Terms.  Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with generally accepted accounting principles in the U.S. (“GAAP”) applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Lender before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Lender, and Section 10.3 is amended in a manner reasonably satisfactory to Lender to take into account the effects of the change.
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1.3.         Uniform Commercial Code.  As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time:  “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

Section 2.          CREDIT FACILITIES

2.1.          Revolver Commitment.

2.1.1.        Revolver Loans.  Lender agrees, on the terms set forth herein, to make Revolver Loans to Borrowers in an aggregate amount up to the Maximum Revolver Amount, from time to time through the Commitment Termination Date.  Revolver Loans may be repaid and reborrowed as provided herein.  In no event shall Lender have any obligation to honor a request for a Revolver Loan if Revolver Usage at such time plus the requested Loan would exceed the Borrowing Base.

2.1.2.        Use of Proceeds.  The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt or credit facilities; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for other lawful corporate purposes of Borrowers, including working capital.

2.1.3.        Voluntary Reduction or Termination of Revolver Commitment.  The Revolver Commitment shall terminate on the Commitment Termination Date, unless sooner terminated in accordance with this Agreement.  Upon at least 30 days prior written notice to Lender at any time, Borrowers may terminate the Revolver Commitment and this credit facility.  Any notice of termination given by Borrowers shall be irrevocable.  On the Commitment Termination Date, Borrowers shall make Full Payment of all Obligations.

2.1.4.        Overadvances.  If Revolver Usage exceeds the Borrowing Base (“Overadvance”) at any time, such excess shall be payable by Borrowers on demand by Lender, but all Revolver Usage (including the excess amount) shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.  No funding or sufferance of an Overadvance by Lender shall constitute a waiver of the Event of Default (as defined in Section 11) caused thereby.

2.2.          Term Loan Commitment.  Lender agrees, on the terms set forth herein, to make a Term Loan to Borrowers  in an amount up to the Term Loan Commitment. The Term Loan shall be funded by Lender on the Closing Date.

2.3.          Letter of Credit Facility.

2.3.1.        Issuance of Letters of Credit.  Lender agrees to issue Letters of Credit from time to time until 30 days prior to the Commitment Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)        Each Borrower acknowledges that Lender’s willingness to issue any Letter of Credit is conditioned upon its receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Lender may customarily and reasonably require for issuance of a letter of credit of similar type and amount.  Lender shall have no obligation to issue any Letter of Credit unless (i) it receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; and (ii) each LC Condition is satisfied.

(b)        Letters of Credit may be requested by a Borrower to support obligations incurred in the ordinary course of business, or as otherwise approved by Lender.  Increase, renewal or extension of a Letter of Credit shall be treated as issuance of a new Letter of Credit, except that Lender may require a new LC Application in its discretion.

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(c)         Each Borrower assumes all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with issuance of any Letter of Credit, Lender shall not be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and such Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Lender.  Lender shall not be liable to any Borrower or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Documents except as a result of its gross negligence or willful misconduct.  Lender shall be fully subrogated to the rights and remedies of each beneficiary whose claims against each Borrower are discharged with proceeds of any Letter of Credit.

(d)          In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Lender shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Lender, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.

2.3.2.        Reimbursement.  If Lender honors any request for payment under a Letter of Credit, Borrowers shall pay to Lender, on the same day (“Reimbursement Date”), the amount paid under such Letter of Credit, together with interest at the interest rate for Revolver Loans from the Reimbursement Date until payment by Borrowers.  The obligation of Borrowers to reimburse Lender for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable,  and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary.  Whether or not Borrower submits a Notice of Borrowing, Borrower shall be deemed to have requested a Borrowing of Revolver Loans in an amount necessary to pay all amounts due on any Reimbursement Date.

2.3.3.        Cash Collateral.  If at any time (a) an Event of Default exists or (b) the Commitment Termination Date has occurred or is scheduled to occur within 20 Business Days, then Borrowers shall, at Lender’s request, Cash Collateralize all outstanding Letters of Credit.  If Borrowers fail to provide any Cash Collateral as required hereunder, Lender may advance, as Revolver Loans, the amount of Cash Collateral required.

Section 3.        INTEREST, FEES AND CHARGES

3.1.          Interest.

3.1.1.        Rates and Payment of Interest.

(a)              The Term Loan shall bear interest at LIBOR in effect from time to time, plus the Applicable Margin for the Term Loan.  The Revolver Loan and all other Obligations shall bear interest at LIBOR in effect from time to time, plus the Applicable Margin for the Revolver Loans.

(b)              During the continuance of any Event of Default, Obligations shall bear interest at the Default Rate (whether before or after any judgment).  Borrowers acknowledge that the cost and expense to Lender due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

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(c)              Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full.  Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2.        Reserved

3.2.          Fees.

3.2.1.        Unused Line Fee.  Borrowers shall pay to Lender a fee equal to the Unused Line Fee Rate times the amount by which the Maximum Revolver Amount exceeds the average daily Revolver Usage during any month.  Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2.        LC Facility Fees.  Borrower shall pay to Lender (a) a fee equal to the Applicable Margin in effect for Revolver Loans times the average daily Stated Amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) a fronting fee equal to 0.125% per annum on the Stated Amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) all customary and reasonable charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred.  During the continuance of an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3.        Closing Fee.  On the Closing Date, Borrowers shall pay to Lender a closing fee of $50,000.

3.2.4.        Administrative Fee.  On the Closing Date and on each anniversary thereof, Borrowers shall pay to Lender an administrative fee of $10,000.

3.3.          Computation of Interest, Fees, Yield Protection.  All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrowers under Section 3.4, or 3.7 submitted to Borrower Agent shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to Lender within 10 days following receipt of the certificate.

3.4.          Reimbursement Obligations.  Borrowers shall pay all reasonable fees, costs, expenses or advances Lender may actually incur in the enforcement of the Loan Documents during the continuance of an Event of Default promptly upon request.  Borrowers shall also reimburse Lender for all legal, accounting, appraisal, consulting, and other fees and expenses actually incurred by it in connection with (a) negotiation and preparation of any Loan Documents, and any modification to the Loan Documents; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Lender’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to Section 10.1.1(b), each examination or appraisal with respect to Borrowers or any Collateral, whether by Lender’s personnel or a third party.  All amounts payable by Borrowers under this Section shall be due on demand.

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3.5.          Illegality.  If Lender determines that any applicable law has made it unlawful, or that any governmental authority has asserted that it is unlawful, for Lender to make, maintain or fund Loans, or to determine or charge interest rates based upon LIBOR, or any governmental authority has imposed material restrictions on the authority of Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by Lender to Borrowers, any obligation of Lender to make or continue Loans based upon LIBOR shall be suspended until Lender notifies Borrowers that the circumstances giving rise to such determination no longer exist, and all outstanding Loans and any Loans thereafter made by Lender shall bear interest at the Base Rate plus the Applicable Margin less 1.00%.

3.6.          Reserved.

3.7.          Increased Costs; Capital Adequacy.

3.7.1.        Increased Costs Generally.  If any Change in Law shall:

(a)      impose modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Lender (except any reserve requirement reflected in calculating LIBOR);

(b)        subject Lender to any taxes with respect to any Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; but excluding (i) franchise taxes and (ii) any taxes imposed on or measured by Lender’s assets, net income, receipts or branch profits; or

(c)        impose on Lender or any interbank market any other condition, cost or expense affecting any Loan, Letter of Credit, Commitment or Loan Document; and the result thereof shall be to increase the cost to Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan, or to increase the cost to Lender of issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue a Letter of Credit), or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount) then, upon request by Lender, Borrowers will pay to Lender such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

3.7.2.        Capital Requirements.  If Lender, in good faith, determines that a Change in Law affecting Lender or its holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender’s or such holding company’s capital as a consequence of this Agreement, Commitments, Loans or Letters of Credit to a level below that which Lender or such holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to Lender such additional amounts as will compensate it or its holding company for the reduction suffered.

“Change in Law” means the occurrence, after the date of this Agreement, of (a) the adoption or taking effect of, or any change in, any law, rule, regulation or treaty, or (b) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any governmental authority, provided that “Change in Law” shall include all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) and shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

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3.8.          Maximum Interest.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (“maximum rate”).  If Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers.  In determining whether the interest contracted for, charged or received by Lender exceeds the maximum rate, Lender may (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

3.9.          Interest Rate Not Ascertainable; LIBOR Replacement.  Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if Lender determines (which determination shall be conclusive absent manifest error), or the Borrower notifies Lender that the Borrower has determined, that:

(i)            adequate and reasonable means do not exist for ascertaining LIBOR, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)             the administrator of the LIBOR Screen Rate or a governmental authority having jurisdiction over Lender has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)          loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by Lender or receipt by Lender of such notice , as applicable, Lender and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after Lender shall have delivered such proposed amendment to the Borrowers.

If no LIBOR Successor Rate has been determined and the circumstances under clauses (i) or (ii) above exist or the Scheduled Unavailability Date has occurred (as applicable), Lender will promptly so notify the Borrower.  Thereafter, (x) the obligation of the Lenders to make or maintain Loans based on LIBOR shall be suspended, and (y) the Loans based on LIBOR shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending Notice of Borrowing or, failing that, all outstanding Loans and any Loans thereafter made by Lender shall bear interest at the Base Rate plus the Applicable Margin less 1.00% until such time as Lender notifies Borrower that a LIBOR Successor Rate has been determined.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

Section 4.          LOAN ADMINISTRATION

4.1.          Manner of Borrowing and Funding Revolver Loans.

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4.1.1.        Notice of Borrowing.

(a)       Whenever Borrowers desire funding of a Revolver Loan, Borrower Agent shall give Lender a Notice of Borrowing.  Such notice must be received by Lender by 11:00 a.m. Eastern Standard Time on the requested funding date for the Loan.  Notices received after such time shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing and (B) the requested funding date (which must be a Business Day).

(b)        Unless payment is otherwise made by Borrower, the becoming due of any Obligation (whether principal, interest, fees, costs, expenses or other charges, including LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for a Revolver Loan on the due date in the amount due and the Loan proceeds shall be disbursed as direct payment of such Obligation.  In addition, Lender may, at its option, charge such amount against any operating, investment or other account of Borrower maintained with Lender or any of its Affiliates.

(c)         Presentation for payment of any Payment Item in any disbursement account of Borrowers maintained with Lender when there are insufficient funds to cover it shall be deemed to be a request for a Revolver Loan on the presentation date, in the amount of the Payment Item.  Proceeds of the Loan may be disbursed directly to the account.

4.1.2.        Notices. Borrowers, through the Borrower Agent, may request and transfer funds based on telephonic or e-mailed instructions to Lender.  Borrower Agent shall confirm each such request by prompt delivery to Lender of a Notice of Borrowing but if it differs materially from the action taken by Lender, the records of Lender shall govern.  Lender shall not have any liability for any loss suffered by a Borrower as a result of Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith to be a person authorized to give such instructions on a Borrower’s behalf.

4.2.          Effect of Termination.

  On the Commitment Termination Date, the Obligations shall be immediately due and payable, and each Secured Party may terminate its Bank Products.  Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents.  Lender shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting it from dishonor or return of any Payment Item previously applied to the Obligations.  Sections 3.4,  3.7,  5.5, 12.2, this Section, and each indemnity or waiver given by an Obligor in any Loan Document, shall survive Full Payment of the Obligations.

4.3.          Borrower Agent.

Each Borrower hereby designates ISA (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Loans, delivery or receipt of communications, delivery of Borrowing Base Reports and other information at any time delivered by the Borrowers to Lender, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Lender. Borrower Agent hereby accepts such appointment. Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by Borrower Agent on behalf of any Borrower. Lender may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Lender shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, delivery, representation, agreement, action, omission or undertaking by Borrower Agent shall be binding upon and enforceable against such Borrower.

4.4.          One Obligation.

The Loans and other Obligations constitute one general obligation of Borrowers and are secured by Lender’s Lien on all Collateral; provided, however, that Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

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Section 5.        PAYMENTS

5.1.          General Payment Provisions.  All payments of Obligations shall be made without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any taxes or other amounts, and in immediately available funds, not later than 12:00 noon on the due date.  Any payment after such time shall be deemed made on the next Business Day.  Borrowers agree that Lender shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against Obligations, in such manner as Lender deems advisable in good faith.

5.2.          Repayment of Revolver Loans.  Revolver Loans shall be due and payable in full on the Commitment Termination Date, unless payment is sooner required hereunder.  Revolver Loans may be prepaid from time to time, without penalty or premium.  If an Overadvance exists at any time, Borrowers shall, on the sooner of Lender’s demand or the first Business Day after any Borrower has knowledge thereof, repay Revolver Loans in an amount sufficient to reduce Revolver Usage to the Borrowing Base.    In addition, in the event of a Permitted Asset Disposition of the 7110 Grade Lane Real Property, Borrowers shall cause ISA Real Estate to remit such proceeds to Borrower Agent, and Borrowers shall use such proceeds to prepay the Revolver Loans in an amount equal to the net proceeds of such sale or disposition.

5.3.          Repayment of Term Loan.

5.3.1.        Payment of Principal

.  The Term Loan shall be repaid on the first day of each quarter, commencing on January 1, 2019, in consecutive quarterly installments of $89,286.00, until the Term Loan Maturity Date, on which date all principal, interest and other amounts owing with respect to the Term Loan shall be due and payable in full.  Once repaid, whether such repayment is voluntary or required, no portion of the Term Loan may be reborrowed.

5.3.2.        Mandatory Prepayments

(a)          Concurrently with any Permitted Asset Disposition of any Equipment or Real Estate (other than the sale of the 7110 Grade Lane Real Property), Borrowers shall prepay the Term Loan in an amount equal to the net proceeds of such sale or other disposition;

(b)         Concurrently with the receipt of any proceeds of insurance or condemnation awards paid in respect of any Equipment or Real Estate, Borrower shall prepay the Term Loan in an amount equal to such proceeds, subject to Section 8.6.2;

(c)          Concurrently with the receipt of any key man life insurance proceeds, Borrower shall prepay the Term Loan in an amount equal to such proceeds;

(d)          Concurrently with any issuance of equity or other ownership interests by Borrower, Borrower shall prepay the Term Loan in an amount equal to (i) the fifty percent (50%) of the net proceeds of such issuance if no Event of Default exists and is continuing and (ii) one hundred percent (100%) of the net proceeds of such issuance if an Event of Default exists and is continuing; and

(e)           On the Commitment Termination Date, Borrower shall prepay the entire Term Loan (unless sooner repaid hereunder)

5.4.          Payment of Other Obligations.  Obligations other than Loans, including LC Obligations and fess, cost and expenses, shall be paid by Borrower as provided in the Loan Documents or, if no payment date is specified, on demand.

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5.5.          Marshaling; Payments Set Aside.  Lender shall have no obligation to marshal any assets in favor of Borrowers or against any Obligations.  If any payment by or on behalf of Borrowers is made to Lender or if Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.6.          Application of Payments; Dominion Account.  The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day.  If a credit balance results from such application, it shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Event of Default exists.  For the purposes of calculating interest, Lender will be deemed to have applied funds deposited to the Dominion Account or otherwise received by Lender one Business Day following the Business Day of deposit to the Dominion Account or receipt by Lender.

5.7.          Account Stated.  Lender shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder.  Any failure of Lender to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder.  Entries made in a loan account shall constitute presumptive evidence of the information contained therein and shall be conclusive and binding on Borrowers absent manifest error

5.8.          Nature and Extent of Each Borrowers’ Liability.

5.8.1.        Joint and Several Liability.  Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt payment and performance of, all Obligations.  Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of the Obligations.

5.8.2.       Waivers.

(a)         Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Lender to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower.  Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than full payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is a Borrower.  It is agreed among each Borrower and Lender that the provisions of this Section 5.8 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Lender would decline to make Loans and issue Letters of Credit.  Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

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(b)         Lender may, in its discretion, pursue such rights and remedies provided for under this Agreement, the other Loan Documents, or applicable law, as it deems appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement in accordance with applicable law, without affecting any rights and remedies under this Section 5.8.2.  If, in taking any action in connection with the exercise of any rights or remedies, Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any applicable laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had.  Any election of remedies that results in denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person.  Lender may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Lender but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Lender or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.8, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

5.8.3.        Extent of Liability; Contribution.

(a)              Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.8 shall not exceed the greater of (i) all amounts for which such Borrower is primarily liable, as described in clause (c) below, and (ii) such Borrower’s Allocable Amount (as defined in Section 5.8.3(b) below).

(b)              If any Borrower makes a payment under this Section 5.8.3 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.8.3 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)              Section 5.8.3(a) shall not limit the liability of any Borrower to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), Obligations in respect of Bank Products incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.  Lender shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Loans and Letters of Credit to a Borrower based on that calculation.

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5.8.4.        Joint Enterprise.  Each Borrower has requested that Lender make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically.  Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group.  Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage.  Borrowers acknowledge that Lender’s willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.8.5.        Subordination.  Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the indefeasible Full Payment of its Obligations.

Section 6.            CONDITIONS PRECEDENT

6.1.          Conditions Precedent to Initial Loans.  In addition to the conditions set forth in Section 6.2, Lender shall not be required to fund any requested Loan, issue any Letter of Credit or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a)     Each Loan Document shall have been duly executed and delivered to Lender by each of the signatories thereto, and Borrowers shall be in compliance with all terms thereof.

(b)    Lender shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Lender that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)     Lender shall have received the Related Real Estate Documents for all Real Estate subject to a Mortgage or negative pledge.

(d)     Lender shall have received duly executed agreements establishing the Dominion Account and related lockbox in form and substance reasonably satisfactory to Lender.

(e)     Lender shall have received certificates, in form and substance reasonably satisfactory to it, from a knowledgeable senior officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Borrower is solvent; (ii) no Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct in all material respects; and (iv) such Borrower has complied in all material respects with all agreements and conditions to be satisfied by it under the Loan Documents.

(f)    Lender shall have received copies of Borrowers’ organizational documents and all resolutions authorizing the execution and delivery of the Loan Documents and any other resolutions adopted with respect to this credit facility, as well as any necessary third party or governmental consents and/or Lien Waivers.

(g)      Lender shall have received copies of the charter documents of Borrowers, certified by the Secretary of State or other appropriate official of Borrowers’ jurisdiction of organization. Lender shall have received good standing certificates for Borrowers, issued by the Secretary of State or other appropriate official of Borrowers’ jurisdiction of organization and each jurisdiction where Borrowers’ conduct of business or ownership of Property necessitates qualification.

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(h)       Lender shall have received copies of policies or certificates of insurance and insurance endorsements for the insurance policies carried by Borrowers, all in compliance with the Loan Documents.

(i)        Lender shall have completed its business, financial and legal due diligence of Borrowers, including completion of a roll-forward of its previous field examination, in each instance, with results satisfactory to Lender.  No material adverse change in the financial condition of Borrower or in the quality, quantity or value of any Collateral shall have occurred since December 31, 2017.

(j)         Borrowers shall have paid all fees and expenses to be paid to Lender on the Closing Date.

(k)        Lender shall have received (i) Borrowers’ financial projections demonstrating Borrowers’ ability to comply with Section 10.3, (ii) Borrowers’ interim financial statements (which shall be prepared as of a date not more than 30 days prior to the Closing Date), (iii) Borrowers’ financial statements for the month ended September 30, 2018, and  (iv) a Borrowing Base Report prepared as of November 3, 2018, in each instance, in form and substance reasonably satisfactory to Lender in all respects.

(l)       Upon giving effect to the initial funding of Loans and the payment by Borrowers of all reasonable fees and expenses actually incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $3,000,000.

6.2.          Conditions Precedent to All Credit Extensions.  Lender shall not be required to fund any Loans, issue any Letters of Credit, or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)        No Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b)      The representations and warranties of Borrowers in the Loan Documents shall be true and correct in all material respects on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c)        All conditions precedent in any other Loan Document shall be satisfied in all material respects;

(d)        No Material Adverse Effect shall have occurred; and

(e)        With respect to a Letter of Credit issuance, all LC Conditions shall be satisfied, in all material respects.

Each request (or deemed request) by a Borrower for funding of a Loan, issuance of a Letter of Credit, or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.  As an additional condition to any funding, issuance or grant, Lender shall have received such other information, documents, instruments and agreements as it may reasonably request.

Section 7.       COLLATERAL

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7.1.          Grant of Security Interest.  To secure the prompt payment and performance of its Obligations, each Borrower hereby grants to Lender a continuing security interest in and Lien upon all Property of Borrowers, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a)              all Accounts;

(b)              all Chattel Paper, including electronic chattel paper;

(c)              all Commercial Tort Claims;

(d)              all Deposit Accounts;

(e)              all Documents;

(f)              all General Intangibles, including intellectual property;

(g)              all Goods, including Inventory, Equipment and fixtures;

(h)              all Instruments;

(i)              all Investment Property;

(j)              all Letter-of-Credit Rights;

(k)              all Supporting Obligations;

(l)              all monies, whether or not in the possession or under the control of Lender, or a bailee or Affiliate of Lender, including any Cash Collateral;

(m)            all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n)              all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

7.2.          Lien on Deposit Accounts; Cash Collateral.

7.2.1.        Deposit Accounts.  To further secure the prompt payment and performance of its Obligations, each Borrower hereby grants to Lender a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Borrower, including sums in any blocked, lockbox, sweep or collection account.  Each Borrower hereby authorizes and directs each bank or other depository to deliver to Lender, upon request, all balances in any Deposit Account maintained for such Borrower, without inquiry into the authority or right of Lender to make such request.  Notwithstanding anything in this Agreement to the contrary, Borrower shall not be required to perfect Lender’s Lien on any Excluded Account.

7.2.2.        Cash Collateral.  Cash Collateral may be invested, at Lender’s discretion (and with the consent of Borrower Agent, as long as no Event of Default exists), but Lender shall have no duty to do so, regardless of any agreement or course of dealing with Borrowers, and Lender shall have no responsibility for any investment or loss.  As security for its Obligations, each Borrower hereby grants to Lender a security interest in and Lien upon all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise.  Lender may apply Cash Collateral to the payment of Obligations as they become due, in such order as Lender may elect.  Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Lender, and no Borrower or other Person shall have any right to any Cash Collateral, until the Full Payment of the Obligations.

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7.3.          Real Estate Collateral.

7.3.1.        Lien on Real Estate.  The Obligations shall also be secured by Mortgages upon all Real Estate owned by 7200 Grade Lane and 7124 Grade Lane located at (a) 7200 Grade Lane, Louisville, KY 40213, (b) 7210 Grade Lane, Louisville, KY 40213, and (c) 7124 Grade Lane, Louisville, KY 40213.  The Mortgages shall be duly recorded, at Borrowers’ expense, in each office where such recording is required to constitute an enforceable Lien on the Real Estate covered thereby.

7.3.2.        Collateral Assignment of Leases.  To further secure the prompt payment and performance of its Obligations, Borrowers hereby transfer and assign to Lender all of Borrowers’ right, title and interest in, to and under all now or hereafter existing leases of real Property to which each Borrower is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof.

7.4.          Other Collateral.

7.4.1.        Commercial Tort Claims.  Borrowers shall promptly notify Lender in writing if any Borrower has a Commercial Tort Claim, and shall take such actions as Lender deems reasonably necessary to subject such claim to a duly perfected, first priority Lien in favor of Lender.

7.4.2.        Certain After-Acquired Collateral.  Borrowers shall promptly notify Lender in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral and shall promptly take such actions as Lender deems reasonably necessary to effect Lender’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver.  If any Collateral is in the possession of a third party, at Lender’s request, Borrowers shall use commercially reasonable efforts to obtain an acknowledgment that such third party holds the Collateral for the benefit of Lender.

7.5.          Limitations.  The Lien on Collateral granted hereunder is given as security only and shall not subject Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.

7.6.          Further Assurances; Extent of Liens.  All Liens granted to Lender under the Loan Documents are for the benefit of Secured Parties.  Promptly upon request, Borrowers shall deliver such instruments and agreements, and shall take such actions, as Lender deems reasonably necessary under applicable law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement.  Each Borrower authorizes Lender to file any financing statement that describes the Collateral as “all assets” or “all personal property” of Borrowers, or words to similar effect, and ratifies any action taken by Lender before the Closing Date to effect or perfect its Lien on any Collateral.

7.7.          Real Estate Collateral.  If any Borrower acquires any Real Estate hereafter, such Borrower shall (i) provide written notice thereof to Lender and (ii) if requested by Lender, within 45 days, execute, deliver and record a Mortgage sufficient to create a first priority Lien in favor of Lender on such Real Estate, provided, that, prior to Lender’s accepting such Real Estate as Collateral, Lender shall have completed its due diligence on such Real Estate, including compliance with all flood insurance requirements set forth herein with respect to such Real Estate.

Section 8.          COLLATERAL ADMINISTRATION

8.1.          Borrowing Base Reports.  By the 15th day of each month, Borrowers shall deliver to Lender a full Borrowing Base Report as of the close of business of the previous month, and during the existence and continuation of an Event of Default, at such other times as Lender may request; provided, that, (i) Borrowers shall deliver to Lender a weekly gross Accounts report (which will not include any change in ineligible Accounts) on or before the Tuesday of each week reflecting all Accounts as of the end of the previous week and (ii) in addition to the foregoing reports, Borrower shall also deliver the Accounts reports set forth in Section 8.2.1 and the Inventory reports set forth in Section 8.3.1.  All information (including calculation of Availability or Average Daily Availability) in a Borrowing Base Report shall be certified by Borrowers.  Lender may from time to time adjust such report (a) to reflect Lender’s reasonable estimate of declines in value of Collateral, due to collections received in the Dominion Account or otherwise; and (b) to the extent any information or calculation does not comply with this Agreement.

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8.2.          Accounts.

8.2.1.        Records and Schedules of Accounts.  Borrowers shall provide to Lender, on or before the 15th day of each month, (a) a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Lender may reasonably request; and (b) a monthly roll forward report of all Accounts from the previous month.  If Accounts in an aggregate face amount of $50,000 or more cease to be Eligible Accounts, Borrowers shall notify Lender of such occurrence promptly (and in any event within one (1) Business Day) after Borrower has knowledge thereof.

8.2.2.        Account Verification.  Lender, at its sole cost and expense (unless an Event of Default exists), shall have the right at any time, in the name of Lender, any designee of Lender or Borrowers, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise.

8.2.3.        Maintenance of Dominion Account.  Borrowers shall maintain the Dominion Account pursuant to lockbox or other arrangements reasonably acceptable to Lender establishing Lender’s control over and Lien in the lockbox and the Dominion Account, and requiring immediate deposit of all remittances received in the lockbox to the Dominion Account.

8.2.4.        Proceeds of Collateral.  Borrowers shall request in writing and otherwise take all commercially reasonable steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to the Dominion Account (or a lockbox relating to the Dominion Account).  If any Borrower or any Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Lender and promptly (not later than the next Business Day) deposit same into the Dominion Account.  In furtherance of the foregoing, Borrowers shall cause Midcap Business Credit LLC (“Midcap”) to promptly (not later than the next Business Day) deposit all payments on Accounts or otherwise relating to Collateral received by Midcap after the Closing Date into the Dominion Account.

8.3.          Inventory.

8.3.1.        Records and Reports of Inventory.  Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Lender Inventory and reconciliation reports, in form and substance reasonably satisfactory to Lender, on or before the Tuesday of every week based on the valuation utilized for the immediately prior month, provided, that, if the unit valuation of Inventory, based on the lower of cost or market, decreases by ten percent (10%) or more from the valuation utilized for the immediately prior month, the weekly Inventory reports shall be updated using the current lower of cost or market valuation.  Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Lender when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Lender a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Lender may reasonably request.  Lender may participate in and observe each physical count at its sole cost and expense unless an Event of Default then exists.

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8.3.2.        Returns of Inventory.  No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the ordinary course of business; (b) no Event of Default or Overadvance exists or would result therefrom; (c) Lender is promptly notified of the aggregate Value of all Inventory returned in each month; and (d) any payment received by Borrowers for a return is promptly remitted to Lender for application to the Obligations.

8.3.3.        Acquisition, Sale and Maintenance.  No Borrower shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with applicable law, including the Fair Labor Standards Act of 1938 (the “FLSA”).  No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require Borrowers to repurchase such Inventory.  Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all applicable law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4.          Equipment.

8.4.1.        Records and Schedules of Equipment.  Each Borrower shall keep accurate and complete records of its Equipment, and shall submit to Lender a current schedule thereof, at the times and in form reasonably satisfactory to Lender.  Promptly upon request, Borrowers shall deliver to Lender evidence of their ownership or interests in any Equipment.

8.4.2.        Dispositions of Equipment.  No Borrower shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Lender, other than  replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens.

8.4.3.        Condition of Equipment.  The Equipment is and will remain in good operating condition and repair, and all necessary replacements and repairs have been and will be made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted.  No Borrower shall permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

8.5.          Deposit Accounts.  Schedule 8.5 shows all Deposit Accounts maintained by Borrowers, including Dominion Accounts.  Within sixty (60) days of the Closing Date, all of Borrowers’ primary Deposit Accounts, including the Dominion Account, shall be maintained with Lender or such other depository bank reasonably acceptable to Lender. All of Borrowers’ Deposit Accounts shall be identified to Lender in writing.  Borrowers shall take all actions reasonably necessary to establish Lender’s control of each such Deposit Account (other than Excluded Accounts and accounts exclusively used for  payroll, payroll taxes, or employee benefits).  Each Borrower shall be the sole account holder of each of its respective Deposit Accounts and shall not allow any other Person (other than Lender) to have control over a Deposit Account or any Property deposited therein.  No Borrower shall, without prior notice to Lender, open or close a Deposit Account.

8.6.          General Provisions.

8.6.1.        Location of Collateral.  All tangible items of Collateral shall at all times be kept by Borrowers at the business locations disclosed in writing to Lender on Schedule 8.6.1, except that Borrowers may (a) make sales or other dispositions of Collateral in the ordinary course of business for fair market value; and (b) move Collateral to another location upon 10 Business Days prior written notice to Lender.

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8.6.2.        Insurance of Collateral; Condemnation Proceeds.

(a)         Borrowers shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers reasonably satisfactory to Lender.  All proceeds under each policy shall be payable to Lender.  Upon Lender’s request, Borrowers shall deliver to Lender the originals or certified copies of its insurance policies, updated flood plain searches and other information relating to any Borrower’s insurance and insurance policies.  Each policy shall include endorsements reasonably satisfactory to Lender.  If any Borrower fails to provide and pay for any insurance, Lender may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor.  Without limiting the foregoing, (i) any increase, extension, or renewal of the credit facility provided pursuant to this Agreement shall be subject to flood insurance due diligence and flood insurance compliance reasonably satisfactory to Lender, and (ii) in the event that any Real Estate is pledged or mortgaged as Collateral for the Obligations, and such Real Estate is located in a special flood hazard zone, Borrowers shall maintain insurance with respect to the Real Estate covering flood and other risks, in amounts (including as required by Flood Insurance Laws) and with endorsements and with insurers satisfactory to Lender.

(b)         Subject to clause (c) below, any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Lender and shall be applied to payment of the Revolver Loans, and then to other Obligations, other than the Term Loan.  Subject to clause (c) below, any proceeds or awards that relate to Equipment or Real Estate shall be applied first to the Term Loan, then to Revolver Loans and then to other Obligations.

(c)          If requested by Borrowers in writing within 15 days after Lender’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Borrowers may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Lender as Cash Collateral) as long as (i) no Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans reasonably satisfactory to Lender, if applicable; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; (v) Borrowers comply with disbursement procedures for such repair or replacement as Lender may reasonably require; and (vi) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $250,000.

8.6.3.        Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all taxes or Royalties payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Lender to any Person to realize upon any Collateral, shall be borne and paid by Borrowers.

8.6.4.        Defense of Title.  Each Borrower shall defend its title to Collateral and Lender’s Liens therein against all Persons, claims and demands, except Permitted Liens.

8.7.          Power of Attorney.  Borrower hereby irrevocably constitutes and appoints Lender (and all Persons designated by Lender) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Lender, or Lender’s designee, may, without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:

(a)     Endorse Borrowers’ name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Lender’s possession or control; and

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(b)     During the continuance of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Lender deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; and (vi) take all other actions as Lender deems appropriate to fulfill Borrowers’ obligations under the Loan Documents.

Section 9.         REPRESENTATIONS AND WARRANTIES

9.1.      General Representations and Warranties.  To induce Lender to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Borrower represents and warrants that:

9.1.1.        Organization and Qualification.  Each Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each Borrower and its Subsidiaries is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2.        Power and Authority.  Each Obligor is duly authorized to execute, deliver and perform its Loan Documents.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not violate or cause a default under any Obligor’s organizational documents, License, contract or agreement to which such Obligor is a party, or any applicable law (other than violations of applicable law that could not reasonably be expected to have a Material Adverse Effect).

9.1.3.        Enforceability.  Each Loan Document is a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4.        Capital Structure.  Schedule 9.1.4 shows, for each Borrower and each Subsidiary, its name, jurisdiction of organization, and for each Borrower (other than, for so long as it is a publicly traded company, ISA) holders holding at least 5% of its equity or similar ownership interests.  Except as disclosed in writing to Lender on Schedule 9.1.4, in the five years preceding the Closing Date, no Borrower has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination.

9.1.5.        Title to Properties; Priority of Liens.  Each Borrower and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property in each case free of Liens except for Permitted Liens.  Each Borrower has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Lender in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Lender’s Liens.

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9.1.6.     Accounts.  Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto.  Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Report, that:

(a)          it is genuine and in all respects what it purports to be;

(b)        it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the ordinary course of business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)          it is for a sum certain, maturing as stated in the applicable invoice, a copy of which has been furnished or is available upon request to Lender;

(d)        it is not subject to any offset, Lien (other than Lender’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the ordinary course of business and disclosed to Lender; and it is absolutely owing by the Account Debtor;

(e)          no purchase order, agreement, document or applicable law restricts assignment of the Account to Lender (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f)       no extension, compromise, settlement, modification, credit, deduction or return has been authorized or is in process with respect to the Account, except discounts or allowances granted in the ordinary course of business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Lender hereunder; and

(g)        to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is solvent,  and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a Material Adverse Effect on the Account Debtor’s financial condition.

9.1.7.       Financial Statements.  The consolidated and consolidating balance sheet, and related statements of income, cash flow and shareholders’ equity, of Borrowers and their Subsidiaries that have been and are hereafter delivered to Lender, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Borrowers and such Subsidiaries at the dates and for the periods indicated.  All projections delivered from time to time to Lender have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time.  Since December 31, 2017, there has been no change in the condition, financial or otherwise, of Borrowers or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.  No financial statement delivered to Lender at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  Each Borrower and Subsidiary is solvent.

9.1.8.        Surety Obligations.  No Borrower or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9.        Taxes.  Each Borrower and Subsidiary has filed all federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all taxes upon it, its income and its Properties that are due and payable.

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9.1.10.    Brokers.  There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11.    Intellectual Property.   Each Borrower and Subsidiary owns or has the lawful right to use all intellectual property necessary for the conduct of its business, without conflict with any rights of others.  There is no pending or, to Borrowers’ knowledge, threatened claim with respect to Borrower, any Subsidiary, or any of their Property (including any intellectual property).  Except as disclosed on Schedule 9.1.11, no Borrower or Subsidiary pays or owes no License, Royalty or other compensation to any Person with respect to use or License of any intellectual property.  All intellectual property owned, used or licensed by, or otherwise subject to any interests of, Borrower or Subsidiary has been disclosed on Schedule 9.1.11.

9.1.12.    Governmental Approvals.  Each Borrower and Subsidiary has, is in compliance with, and is in good standing with respect to, all governmental approvals necessary to conduct its business and to own, lease and operate its Properties except where such noncompliance or failure to be in good standing could not reasonably be expected to have a Material Adverse Effect.

9.1.13.    Compliance with Laws.  Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all applicable laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no citations, notices or orders of material noncompliance issued to any Borrower under any applicable law.  No Inventory has been produced in violation of the FLSA.

9.1.14.    Compliance with Environmental Laws.  Except as disclosed on Schedule 9.1.14, none of Borrowers’ or any Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up.  Except as disclosed on Schedule 9.1.14, No Borrower or Subsidiary has received any notice regarding any violation of environmental laws.  Borrowers and each Subsidiary have no contingent liability with respect to any violation of any environmental law, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

9.1.15.    Burdensome Contracts.  No Borrower or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  No Borrower or its Subsidiaries are a party or subject to any Restrictive Agreement, except as (a) shown on Schedule 9.1.15, (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt, and (c) constituting customary restrictions on assignment in leases and other contracts.  No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by Borrower or Subsidiary.

9.1.16.    Litigation.  Except as shown on Schedule 9.1.16, there are no proceedings or investigations or any litigation pending or, to any Borrower’s knowledge, threatened against Borrower or a Subsidiary or any of their businesses, operations, or Properties.  Except as disclosed in writing to Lender, no Borrower or Subsidiary has any Commercial Tort Claim.  No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any governmental authority.

9.1.17.    No Defaults.  No event or circumstance has occurred or exists that constitutes an Event of Default.  No Borrower or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any contract or agreement to which such Borrower or such Subsidiaries is a party, or in the payment of any Borrowed Money.   To Borrower’s knowledge, there is no basis upon which any party (other than a Borrower or Subsidiary) could terminate a contract or agreement prior to its scheduled termination date.

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9.1.18.    ERISA.  Except as disclosed in writing to Lender on Schedule 9.1.18:

(a)         Each ERISA Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code, and other federal and state laws.  “ERISA” means the Employee Income Retirement Security Act of 1974, as amended from time to time.  Capitalized terms used in this section 9.1.18 have the meanings given to them in ERISA (except as otherwise defined in this Agreement).

(b)        There are no pending or, to the knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any governmental authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c)        There has been no Reportable Event that might constitute grounds for termination of any Plan by the Pension Benefit Guaranty Corporation or for the appointment by any United States District Court of any trustee to administer any Plan.

9.1.19.    Trade Relations.  There exists no actual or, to Borrowers’ knowledge, threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Borrower or Subsidiary.  To Borrowers’ knowledge, there exists no condition or circumstance that could reasonably be expected to materially impair the ability of any Borrower or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.20.    Labor Relations.  Except as set forth on Schedule 9.1.20, no Borrower or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement.  There are no material grievances, disputes or controversies with any union or other organization of such Borrower’s or Subsidiary’s employees, or, to Borrowers’ knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

9.1.21.    Payable Practices.  No Borrower or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.2.          Complete Disclosure.  No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading.  There is no fact or circumstance that Borrowers have failed to disclose to Lender in writing that could reasonably be expected to have a Material Adverse Effect.

Section 10.         COVENANTS AND CONTINUING AGREEMENTS

10.1.       Affirmative Covenants.  As long as any Commitment or Obligations are outstanding, each Borrower shall, and shall cause each Subsidiary to:

10.1.1.    Inspections; Appraisals.

(a)         Permit Lender, at its sole cost and expense, unless an Event of Default exists, to visit and inspect any Borrower’s or Subsidiary’s Properties during reasonable hours and upon reasonable prior notice to Borrowers, and inspect, audit and make extracts from any Borrower’s records, and discuss with its officers and employees, agents, advisors and independent accountants such Borrower’s, Subsidiaries’ and their respective Affiliates’ business, financial condition, assets, and results of operations.   Each Borrower acknowledges that all inspections, appraisals and reports are prepared by Lender for its purposes, and no Borrower shall be entitled to rely upon them.

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(b)        Reimburse Lender for all its reasonable charges, costs and expenses in connection with (i) examinations of Borrowers’ books and records or any other financial or Collateral matters as it deems appropriate, up two (2) times per Loan Year, (ii) appraisals of Inventory, up to (x) one (1) time per Loan Year if no Increased Appraisal Trigger Period occurs during such Loan Year and (y) two (2) times per Loan Year if an Increased Appraisal Trigger Period occurs during such Loan Year, and (iii) appraisals of Equipment and Real Estate delivered on or prior to the Closing Date; provided, however, that if an examination or appraisal is initiated during the continuance of an Event of Default, all reasonable charges, costs and expenses relating thereto shall be reimbursed by Borrowers without regard to such limits.  Subject to the limitations set forth herein, Borrowers shall pay Lender’s then standard charges for examination activities, including charges for its internal examination and appraisal groups, as well as the charges of any third party used for such purposes.  No Borrowing Base calculation shall include Collateral acquired in a Permitted Acquisition or outside the ordinary course of business until completion of applicable field examinations and appraisals (which shall not be included in the limits provided above) satisfactory to Lender.  There shall be no limit to the number of examinations or appraisals conducted by Lender at Lender’s cost or while there exists an Event of Default.

10.1.2.    Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, and furnish to Lender:

(a)        as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders equity on a consolidated and consolidating basis for Borrowers and their Subsidiaries, which consolidated statements shall be audited by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Lender in its reasonable discretion, and shall set forth comparative corresponding figures for the preceding Fiscal Year;

(b)       as soon as available, and in any event within 30 days after the end of each month, unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating basis for Borrowers and its Subsidiaries and Affiliates, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by an authorized officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year‑end adjustments and the absence of footnotes;

(c)       concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Lender while an Event of Default exists, a Compliance Certificate executed by the an authorized officer of Borrower Agent;

(d)        concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;

(e)        concurrently with delivery of Borrowers’ Borrowing Base Reports delivered pursuant to Section 8.1 above, a listing of Borrowers’ trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to Lender;

(f)        not later than 30 days prior to the end of each Fiscal Year, projections of Borrowers’ consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, covering a time period reasonably acceptable to Lender month by month , and for the next three Fiscal Years, year by year; and

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(g)        such other reports and information (financial or otherwise) as Lender may reasonably request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s, or other Obligor’s financial condition or business.

10.1.3.    Notices.  Notify Lender in writing promptly of any of the following that affects an Obligor:  (a) the threat or commencement of any lawsuit, proceeding or investigation, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout; (c) any default under or termination of a material contract, License or other agreement; (d) the existence of any Event of Default; (e) any judgment in an amount exceeding $100,000; (f) any violation or asserted violation of any applicable law (including ERISA, FLSA, or any federal, state or local environmental laws), if an adverse determination could have a Material Adverse Effect; (g) any environmental contamination or pollution by an Obligor or on any Property owned, leased or occupied by such Obligor; or receipt of any notice of violation of any environmental law; (h) the occurrence of any ERISA Event; (i) the discharge of or any withdrawal or resignation by any Obligor’s independent accountants; (j) any opening of a new office or place of business, at least 30 days prior to such opening; or (k) the occurrence or declaration of a default or other notice received by any Obligor from any holder of the Scheduled Debt.

10.1.4.    Landlord and Storage Agreements.  Upon request, provide Lender with copies of all existing agreements, and promptly after execution thereof provide Lender with copies of all future agreements, between any Borrower and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5.    Compliance with Laws.  Comply with all laws applicable to the conduct of Borrowers’ business, including ERISA, all environmental laws, FLSA, Anti-Terrorism Laws, and laws regarding collection and payment of taxes, and maintain all governmental approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.  If any environmental contamination or pollution occurs in violation of applicable environmental laws at or on any Properties of any Borrower or Subsidiary, it shall act promptly and diligently to investigate and report to Lender and all appropriate governmental authorities the extent of, and to make appropriate remedial action to eliminate, such contamination or pollution, whether or not directed to do so by any governmental authority.

10.1.6.    Taxes.  Pay and discharge all taxes prior to the date on which they become delinquent or penalties attach, except in the event such taxes are being Properly Contested.

10.1.7.    Insurance.  In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers reasonably satisfactory to Lender, (a) with respect to the Properties and business of Borrowers and Subsidiaries of such type, in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than the amount of insurance maintained by Borrowers as of the Closing Date, with deductibles and subject to endorsements and assignments reasonably satisfactory to Lender.

10.1.8.    Future Subsidiaries. Promptly notify Lender upon any Person becoming a Subsidiary and cause it to guaranty the Obligations in a manner reasonably satisfactory to Lender, and to execute and deliver such documents, joinders, instruments and agreements and to take such other actions as Lender shall reasonably require to evidence and perfect a Lien in favor of Lender on all assets of such Person.

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10.2.       Negative Covenants.  As long as any Commitment or Obligations are outstanding, each Borrower shall not, and shall cause each Subsidiary not to, without Lender’s prior written consent:

10.2.1.    Debt.  Create, incur, guarantee or suffer to exist any Debt, or contingent liabilities except the following (collectively, “Permitted Debt”):

(a)          the Obligations;

(b)          trade payables incurred in the ordinary course of business on normal trade credit;

(c)          liabilities and leases in existence on the Closing Date and disclosed in writing to Lender on Schedule 10.2.1;

(d)          Bank Product Debt incurred in the ordinary course of business;

(e)          Permitted Contingent Obligations;

(f)          Permitted Purchase Money Debt; and

(g)          the Scheduled Debt.

10.2.2.    Permitted Liens.  Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a)          Liens in favor of Lender;

(b)          Purchase Money Liens securing Permitted Purchase Money Debt;

(c)          Liens for taxes not yet due or being Properly Contested;

(d)       statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the ordinary course of business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

(e)          Liens incurred or deposits made in the ordinary course of business to secure the performance of government tenders, bids, contracts, statutory obligations and other similar obligations, as long as such Liens are at all times junior to Lender’s Liens and are required or provided by law;

(f)           Liens arising in the ordinary course of business that are subject to Lien Waivers;

(g)          Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Lender’s Liens;

(h)         easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the ordinary course of business;

(i)          normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection; and

(j)           existing Liens shown on Schedule 10.2.2; and

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(k)          liens and encumbrances of record existing on the Closing Date shown in any mortgage title policy covering Lender’s interest under the Mortgage or any title search report delivered to Lender for any property encumbered by a negative pledge which Lender deems acceptable in its discretion.

10.2.3.    [Reserved].

10.2.4.    Distributions

and Stock Repurchase.  Declare or make payment of any distributions, interest or dividend on the stock, Equity Interest or other ownership interests of any Borrower or any Subsidiary or repurchase any stock or other ownership interests from any holder of such ownership interests, except:

(a)        payments in respect of Tax Distributions so long as, prior to and after giving effect to such Tax Distributions, no Default or Event of Default exists or is caused thereby and

(b)        payments for other distributions so long prior to and after giving effect to such payment, (i) no Default or Event of Default exists or is caused thereby; (ii) on a pro forma basis, both (x) Average Daily Availability for the 60 day period immediately preceding such payment and (y) Availability immediately after giving effect to such payment, is not less than the lesser of (a) $4,000,000 and (b) 40% of the Borrowing Base, and (iii) the Fixed Charge Coverage Ratio for the twelve month period preceding the month in which the proposed payment is to be made, is not less than 1.10 : 1.0, which shall be calculated on a pro forma basis as if such payment was made during such twelve month period.

10.2.5.    Acquisitions and Investments.  Enter into any Acquisition or Investment, except:

(a)         Investments in Subsidiaries to the extent existing on the Closing Date;

(b)         cash equivalents that are subject to Lender’s Lien and control, pursuant to documentation in form and substance satisfactory to Lender;

(c)         loans and advances permitted under Section 10.2.7;

(d)         Permitted Acquisitions; and

(e)         other Investments (other than Acquisitions) so long as, prior to and after giving effect to such Investment, (i) no Default or Event of Default exists or is caused thereby, (ii) on a pro forma basis, both (x) Average Daily Availability for the 60 day period immediately preceding such Investment and (y) Availability immediately after giving effect to such payment, is not less than the lesser of (a) $4,000,000 and (b) 40% of the Borrowing Base, and (iii) the Fixed Charge Coverage Ratio for the twelve month period preceding the month in which the proposed payment is to be made, is not less than 1.10 : 1.0, which shall be calculated on a pro forma basis as if such payment was made during such twelve month period.

10.2.6.    Disposition of Business or Assets.  Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, or a transfer of Property by a Subsidiary or Obligor to a Borrower.

10.2.7.    Loans.  Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the ordinary course of business; (b) prepaid expenses and extensions of trade credit made in the ordinary course of business; (c) deposits with financial institutions permitted hereunder; and (d) as long as no Default or Event of Default exists, intercompany loans by a Borrower to another Borrower.

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10.2.8.      Restrictions on Payment of Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Scheduled Debt, other than regularly scheduled payments of interest in respect of the Scheduled Debt in accordance with the agreements evidencing such Scheduled Debt as in effect on the Closing Date and disclosed in writing to Lender (or as amended thereafter with the consent of Lender), it being acknowledged and agreed that Borrower hereby authorizes Lender to pay any amounts owing to the holders of the Scheduled Debt by deducting such amounts from the Scheduled Debt Reserve and paying such amounts directly to such holders; and (b) Borrowed Money (other than the Obligations, the Scheduled Debt, which Scheduled Debt shall be subject to the foregoing clause (a), and Subordinated Debt subject to a subordination agreement) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date and disclosed in writing to Lender (or as amended thereafter with the consent of Lender).

10.2.9.      Fundamental Changes.  Change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; liquidate, wind up its affairs or dissolve itself; or merge, combine or consolidate with any Person; except for (a) mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into a Borrower; or (b) Permitted Acquisitions.

10.2.10.   Subsidiaries. Form or acquire any subsidiary after the Closing Date except in accordance with Sections 10.1.9, 10.2.5 and 10.2.9.

10.2.11.   Organic Documents.  Amend, modify or otherwise change any of its organizational documents or agreements as in effect on the Closing Date, in each case in any manner adverse in any material respect to Lender.

10.2.12.   Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.

10.2.13.   Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14.   Restrictive Agreements.  Be or become a party to any agreement that conditions or restricts the right of Borrowers or any Subsidiaries to incur or repay the Obligations or to grant Liens on the assets of Borrowers, except (a) in effect on the Closing Date and disclosed in writing to Lender on Schedule 9.1.15; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; and (c) constituting customary restrictions on assignment in leases and other contracts.

10.2.15.   Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the ordinary course of business and not for speculative purposes.

10.2.16.   Conduct of Business.  Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

10.2.17.   Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate or a Subsidiary except (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation, benefits and employment incentives to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities; and (c) transactions with Affiliates consummated prior to the Closing Date, as shown on Schedule 10.2.17.

10.2.18.   Plans.  Become party to any ERISA Plan, other than any in existence on the Closing Date and disclosed in writing to Lender.

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10.2.19. Change of Management.  Make any change in Borrowers’ executive or management personnel as existing on the Closing Date that could have a Material Adverse Effect.

10.2.20. Amendments to Scheduled Debt.  Amend, supplement or otherwise modify any other document, instrument or agreement relating to any Scheduled Debt, if such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (e) increases or adds any fees or charges; or (f) modifies any covenant in a material manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Borrower or Subsidiary, or that is otherwise materially adverse to any Borrower, any Subsidiary or Lender.

10.3.          Financial Covenants - Fixed Charge Coverage Ratio.  Borrowers shall maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0, determined as of the last day of each month for the trailing twelve month period then ended.  Compliance with the foregoing shall be evidenced by delivery of the Compliance Certificate required under Section 10.1.2(c).

10.4.          Post Closing.  Borrowers hereby agree to take the following actions within the time periods set forth below:

(a)     Borrowers shall use commercially reasonable efforts to, within sixty (60) days after the Closing Date (as such date may be extended by Lender in its reasonable discretion, which extension may be granted by electronic mail), cause its landlord is respect of its leased locations to deliver to Lender a Lien Waiver, in form and substance satisfactory to Lender.

(b)     Borrowers shall, within three (3) Business Days after the Closing Date, (i) remit to Multi-State Title Agency, LLC (“MST”) all title and recording fees payable to MST in respect of the Mortgages upon the Real Estate located at (A) 7200 Grade Lane, Louisville, KY 40213, (B) 7210 Grade Lane, Louisville, KY 40213, and (C) 7124 Grade Lane, Louisville, KY 40213 and (ii) cause such Mortgages to be duly recorded in each office where such recording is required.

Section 11.     EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1.       Events of Default.  Each of the following shall be an “Event of Default:”

(a)     Any Borrower fails to pay (i) any principal in respect of any Loan or any Letter of Credit reimbursement amount when due (whether at stated maturity, on demand, upon acceleration or otherwise) or (ii) any interest on any Loan or any fee or other amount (other than an amount referred to in clause (i) of this Section 11.1(a)) payable hereunder or under any other Loan Document within two (2) Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof;

(b)     Any representation, warranty or other written statement of Borrowers made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)      a Borrower (x) breaches or fails to perform any covenant contained in Section 7.2, 7.4, 7.6, 8.1, 8.2, 8.6.2, 10.1.1, 10.1.2, 10.2 or 10.3 or (y) a Borrower breaches or fails to perform any other covenant contained in this Agreement or any Loan Documents, and such breach or failure is not cured within twenty (20) days after a senior officer of such Borrower has knowledge thereof or receives notice thereof from Lender, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by Borrower;

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(d)     Any breach or default of Borrowers occurs under (i) any Hedging Agreement; or (ii) any License, instrument or agreement to which it is a party or by which it or any of its Properties is bound;

(e)     Any judgment or order for the payment of money is entered against Borrowers in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Borrowers, $250,000 (net of insurance coverage therefor that has not been denied by the insurer), unless a stay of enforcement of such judgment or order is in effect;

(f)     A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $250,000;

(g)     Any Borrower is enjoined, restrained or in any way prevented by any governmental authority from conducting any material part of its business; any Borrower suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of such Borrower’s business for a material period of time; any material Collateral or Property of any Borrower is taken or impaired through condemnation; any Borrower agrees to or commences any liquidation, dissolution or winding up of its affairs; or Borrowers are not solvent;

(h)     A voluntary insolvency or bankruptcy proceeding is commenced by any Borrower; any Borrower makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of any Borrower; or an involuntary insolvency or bankruptcy proceeding is commenced against any Borrower and any Borrower consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by such Borrower, the petition is not dismissed or vacated within thirty (30) days after filing thereof, or an order for relief is entered in the proceeding;

(i)     A violation of ERISA occurs that has resulted or could reasonably be expected to result in liability of Borrowers to a Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Plan; or Borrowers fail to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan;

(j)     any Borrower or any of its senior officers is criminally indicted or convicted for (i) a felony committed in the conduct of such Borrower’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral;

(k)     A Change of Control occurs without the prior written consent of Lender; or

(l)     or any event occurs or condition exists that has a Material Adverse Effect.

11.2.       Remedies upon Default.  If an Event of Default described in Section 11.1(h) occurs, then to the extent permitted by applicable law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Lender or notice of any kind.  In addition, or if any other Event of Default exists, Lender may in its discretion do any one or more of the following from time to time:

(a)     declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)     terminate, reduce or condition any Commitment, or adjust the Borrowing Base;

(c)     require Borrower to Cash Collateralize all LC Obligations, Bank Product Debt and other Obligations that are contingent or not yet due and payable, and if Borrower fails to deposit such Cash Collateral, Lender may advance the required Cash Collateral as Revolver Loans; and

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(d)     exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Lender at a place designated by Lender; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by Borrowers, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by applicable law, in lots or in bulk, at such locations, all as Lender, in its discretion, deems advisable.  Borrowers agree that 10 days notice of any proposed sale or other disposition of Collateral by Lender shall be reasonable, and that any sale conducted on the internet or to a licensor of intellectual property shall be commercially reasonable.  Lender may conduct sales on Borrowers’ premises, without charge, and any sales may be adjourned from time to time in accordance with applicable law.  Lender shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Lender may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

11.3.       License.  Lender is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all intellectual property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Each Borrower’s rights and interests under intellectual property shall inure to Lender’s benefit.

11.4.       Setoff.  At any time an Event of Default exists, Lender and its Affiliates are authorized, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations at any time owing by Lender or such Affiliate to or for the credit or the account of Borrowers against its Obligations, whether or not Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5.       Remedies Cumulative; No Waiver.

11.5.1.    Cumulative Rights.  All agreements, warranties, guaranties, indemnities and other undertakings of Borrowers under the Loan Documents are cumulative and not in derogation of each other.  The rights and remedies of Lender under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2.    Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of Lender to require strict performance by Borrowers under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Lender of any payment or performance by Borrowers under any Loan Documents in a manner other than that specified therein.  Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

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Section 12.     MISCELLANEOUS

12.1.       Amendments and Waivers.

12.1.1.    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Borrowers, Lender, and their respective successors and assigns, except that Borrowers shall not have the right to assign its rights or delegate its obligations under any Loan Documents.

12.1.2.    Amendments and Other Modifications.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a continuing Event of Default, shall be effective without the prior written agreement of Lender and Borrowers; provided, however, that only the consent of the parties to a Bank Product agreement shall be required for any modification of such agreement.  Any waiver or consent granted by Lender shall be effective only if in writing, and only for the matter specified.

12.2.      Indemnity. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS LENDER, EACH OTHER SECURED PARTY AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, AGENTS AND ATTORNEYS (THE “INDEMNITEES”) AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY BORROWERS OR ANY OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence, bad faith, or willful misconduct of such Indemnitee.

12.3.       Notices and Communications.

12.3.1.    Notice Address.  All notices and other communications by or to a party hereto shall be in writing and shall be given to Borrowers at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof, or at such other address as a party may hereafter specify by notice in accordance with this Section 12.3.  Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to Lender shall be effective until actually received by the individual to whose attention at Lender such notice is required to be sent; or (d) if given by overnight commercial service, upon receipt as evidenced by written confirmation of receipt from the overnight service.  Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by Borrower Agent shall be deemed received by all Borrowers.

12.3.2.    Communications.  Electronic communications (including e-mail, messaging  and websites) may be used only in a manner acceptable to Lender and only for routine communications, such as delivery of financial statements, Borrowing Base Reports and other information required by Section 10.1.2, and administrative matters.  Lender make no assurances as to the privacy and security of electronic communications.  E-mail and voice mail shall not be effective notices under the Loan Documents.

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12.3.3.    Platform.  Borrowing Base information, reports, financial statements, materials and other information shall be delivered by Borrowers pursuant to procedures approved by Lender, including electronic delivery (if possible) upon request by Lender to an electronic system maintained by it (“Platform”).  Borrowers shall notify Lender of each posting of information on the Platform, and information shall be deemed received by Lender only upon its receipt of such notice.  The Platform is provided “as is” and “as available.”  Lender does not warrant the adequacy or functioning of the Platform, and expressly disclaims liability for any issues involving the Platform.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY LENDER WITH RESPECT TO THE PLATFORM.  No Indemnitee shall have any liability to Borrowers or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of any information via the Platform, internet, e-mail, or any other electronic platform or messaging system.

12.3.4.    Non-Conforming Communications.  Lender may rely upon any communications purportedly given by or on behalf of any Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Borrower, except in connection with any Indemnitee’s gross negligence or willful misconduct.

12.4.       Performance of Borrowers’ Obligations.  Lender may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of Borrowers under any Loan Documents or otherwise lawfully and reasonably requested by Lender to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Lender’s Liens in any Collateral, including any payment of a Royalty, judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All reasonable payments, costs, fees and expenses actually incurred by Lender under this Section shall be reimbursed by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate.  Any payment made or action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

12.5.       Credit Inquiries.  Lender may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning Borrowers.

12.6.       Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under applicable law.  If any provision is found to be invalid under applicable law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

12.7.       Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

12.8.       Counterparts; Execution.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Lender has received counterparts bearing the signatures of all parties hereto.  Lender may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by applicable law.

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12.9.       Entire Agreement.  Time is of the essence with respect to all Loan Documents and Obligations.  The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

12.10.   No Control; No Fiduciary Responsibility.  Nothing in any Loan Document and no action of Lender pursuant to any Loan Document shall be deemed to constitute control of Borrowers by Lender, and Lender has no fiduciary, agency or similar duty of any kind to Borrowers.  In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (i) this credit facility and all related services by Lender or its Affiliates are arm’s-length commercial transactions between Borrowers and such Person; and (ii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents.

12.11.   Waiver of Confidentiality.  Borrowers authorize Lender to discuss Borrowers’ financial affairs and business operations with any accountants, auditors, business consultants, or other professional advisors employed by Borrowers, and Borrowers authorize such parties to disclose to Lender such financial and business information or reports (including management letters) concerning Borrowers as Lender may request.

12.12.   Governing Law

UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

12.13.   Consent to Forum.

12.13.1.   Forum.  EACH BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.3.1.  A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by applicable law.

12.13.2.   Other Jurisdictions.  Nothing herein shall limit the right of Lender to bring proceedings against Borrowers in any other court, nor limit the right of any party to serve process in any other manner permitted by applicable law.  Nothing in this Agreement shall be deemed to preclude enforcement by Lender of any judgment or order obtained in any forum or jurisdiction.

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12.14.   Waivers by Borrowers.  To the fullest extent permitted by applicable law, each Borrower waives (a) the right to trial by jury (which Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which a Borrower may in any way be liable, and hereby ratifies anything Lender may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Lender to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Each Borrower acknowledges that the foregoing waivers are a material inducement to Lender entering into this Agreement and that Lender is relying upon the foregoing in its dealings with Borrowers.  Each Borrower has reviewed the foregoing waivers and has knowingly and voluntarily waived its jury trial and other rights.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

12.15.   Patriot Act Notice.  Lender hereby notifies Borrowers that pursuant to the Patriot Act, Lender is required to obtain, verify and record information that identifies Borrowers, including its legal name, address, tax ID number and other information that will allow Lender to identify it in accordance with the Patriot Act.  Lender will also require information regarding any personal guarantor and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth.  Borrowers shall, promptly upon request, provide all documentation and other information as Lender may request from time to time in order to comply with any obligations under “know your customer,” anti-money laundering or other requirements of applicable law.

12.16. NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

LENDER: BANK OF AMERICA, N.A. By: /s/ Steven Blumberg Title: Senior Vice President Address: One Bryant Park New York, New York 10036 Attn: Portfolio Manager

[Signature Page to Loan and Security Agreement]

BORROWERS:

INDUSTRIAL SERVICES OF AMERICA, INC.

By:      /s/ Todd L. Phillips

Todd L. Phillips, Chief Executive Officer, President and Chief Financial Officer

Address:

7100 Grade Lane, Bldg. 1

            Louisville, KY 40213

Attn: Todd Phillips

7124 GRADE LANE LLC

BY: INDUSTRIAL SERVICES OF AMERICA, INC., Manager

By:      /s/ Todd L. Phillips

Todd L. Phillips, Chief Executive Officer, President and Chief Financial Officer

Address:

7100 Grade Lane, Bldg. 1

            Louisville, KY 40213

Attn: Todd Phillips

7200 GRADE LANE LLC

BY: INDUSTRIAL SERVICES OF AMERICA, INC., Manager

By:      /s/ Todd L. Phillips

Todd L. Phillips, Chief Executive Officer, President and Chief Financial Officer

Address:

7100 Grade Lane, Bldg. 1

            Louisville, KY 40213

Attn: Todd Phillips

[Signature Page to Loan and Security Agreement]

SCHEDULE D-1

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Loan and Security Agreement

Listing of Scheduled Debt has been omitted.  The Registrant hereby undertakes to furnish supplementally the omitted listing upon request by the U.S. Securities and Exchange Commission.

SCHEDULE 8.5

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Loan and Security Agreement

DEPOSIT ACCOUNTS

Depository Bank	Type of Account	Account Number
Republic Bank & Trust Company	ISA General / Corporate Grade Lane Retail Grade Lane Industrial Campground Road Retail New Albany Retail Pick Pull Save Credit Card Security Account	XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX
Jackson County Bank	Seymour Retail Seymour Petty	XXXXXXX XXXXXXX

SCHEDULE 8.6.1

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BUSINESS LOCATIONS

1.          Each Borrower currently has the following business locations:

Chief Executive Office:  7100 Grade Lane, Bldg. 1, Louisville, KY 40213

Other Locations:            (1)              3409 Camp Ground Road, Louisville, KY

(2)              7110 Grade Lane, Louisville, KY

(3)              1617 State Road 111, New Albany, IN

(4)             7023-7103 Grade Lane, Louisville, KY

(5)             7200-7210 Grade Lane, Louisville, KY

(6)             7124 Grade Lane, Louisville, KY

(7)             6709 Grade Lane Louisville, KY

(8)              960 South County Road 900 West North Vernon, IN

(9)             7020, 7100 Grade Lane, Louisville, KY

2.          Each Subsidiary currently has the following business locations:

Chief Executive Office: 7100 Grade Lane, Bldg. 1, Louisville, KY 40213

Other Locations:            (1)              3409 Camp Ground Road, Louisville, KY

(2)              7110 Grade Lane, Louisville, KY

(3)              1617 State Road 111, New Albany, IN

(4)             7023-7103 Grade Lane, Louisville, KY

(5)             7200-7210 Grade Lane, Louisville, KY

(6)             7124 Grade Lane, Louisville, KY

(7)             6709 Grade Lane Louisville, KY

(8)              960 South County Road 900 West North Vernon, IN

(9)             7020, 7100 Grade Lane, Louisville, KY

3.          In the five years preceding the Closing Date, Borrowers and Subsidiaries have had the following business locations in addition to those set forth above:

                                                        (1) 7017 Grade Lane, Louisville, KY

                                                        (2) 1565 E. 4th Street, Seymour, IN

4.          The following bailees, warehouseman, similar parties and consignees hold Inventory of a Borrowers or Subsidiary: None.

SCHEDULE 9.1.4

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NAMES AND CAPITAL STRUCTURE

1.          The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of each Borrower and Subsidiary are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares
Industrial Services of America, Inc.	Florida	Common Voting Stock – 20,000,000 Non-Voting Preferred Stock – 200,000	Common Voting Stock – 8,107,865 (As of August 6, 2018)
ISA Indiana, Inc.	Indiana	Common Stock – 1,000	Common Stock – 1,000
ISA Logistics LLC	Kentucky	N/A	N/A
ISA Real Estate, LLC	Kentucky	N/A	N/A
ISA Indiana Real Estate, LLC	Kentucky	N/A	N/A
7021 Grade Lane LLC	Kentucky	N/A	N/A
7124 Grade Lane LLC	Kentucky	N/A	N/A
7200 Grade Lane LLC	Kentucky	N/A	N/A

2.          The record holders of Equity Interests of each Borrower (other than ISA) and Subsidiary are as follows:

Name	Class of Stock	Number of Shares/Membership Interests	Record Owner
ISA Indiana, Inc.	Common Stock	1,000	Industrial Services of America, Inc.
ISA Logistics LLC	N/A	100%	Industrial Services of America, Inc.
ISA Real Estate, LLC	N/A	100%	Industrial Services of America, Inc.
ISA Indiana Real Estate, LLC	N/A	100%	Industrial Services of America, Inc.
7021 Grade Lane LLC	N/A	100%	Industrial Services of America, Inc.
7124 Grade Lane LLC	N/A	100%	Industrial Services of America, Inc.
7200 Grade Lane LLC	N/A	100%	Industrial Services of America, Inc.

3.          All agreements binding on holders of Equity Interests of Borrowers and Subsidiaries with respect to such interests are as follows:  None.

4.          In the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination, except: None.

SCHEDULE 9.1.11

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PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.        Borrowers’ and Subsidiaries’ patents: None.

2.        Borrowers’ and Subsidiaries’ trademarks: None.

3.        Borrowers’ and Subsidiaries’ copyrights: None.

4.        Borrowers’ and Subsidiaries’ licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions): None.

SCHEDULE 9.1.14

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ENVIRONMENTAL MATTERS

ISA is negotiating a revised permit with the Kentucky Division of Water (“DOW”) for storm water runoff.  On September 24, 2018, the Kentucky Department for Environmental Protection sent a Notice of Violation to ISA because the current permit includes specifications that ISA has not been able to achieve, as discussed in the Phase 1 dated June 20, 2018.  The DOW is working with ISA to identify appropriate specifications for the revised permit.

SCHEDULE 9.1.15

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RESTRICTIVE AGREEMENTS

None.

SCHEDULE 9.1.16

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LITIGATION

1.          Proceedings and investigations pending against Borrowers or Subsidiaries:

Case Name	Court	Case Number
RLI Insurance Company v. Industrial Services of America, Inc.	Western District of Kentucky	3:16-CV-00743-RGJ
Wortman v. Industrial Services of America, Inc.	Jefferson Circuit Court; Div. III	C.A. No. 17-CI-00457

2.          Threatened proceedings or investigations against Borrowers or Subsidiaries of which any Borrower or Subsidiary is aware:  None.

3.          Pending Commercial Tort Claim(s) of any Obligor:  None.

SCHEDULE 9.1.18

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PENSION PLAN DISCLOSURES

None.

SCHEDULE 9.1.20

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LABOR RELATIONS

None.

SCHEDULE 10.2.1

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LIABILITIES AND LEASES

           Liabilities
Loan Party	Lender	Loan Amount	Description
Industrial Services of America, Inc.	K&R, LLC	$620,328.00	Unsecured loan
Industrial Services of America, Inc.	7100 Grade Lane LLC	$883,800.00	Unsecured loan
Industrial Services of America, Inc.	K&R, LLC	$81,000.00	Secured loan
Industrial Services of America, Inc.	K&R, LLC	$48,000.00	Secured loan

            Leases
Loan Party	Lessor	Description of Leased Property	Effective Date, Term and Rent
Industrial Services of America, Inc.	7100 Grade Lane LLC	7100, 7020 Grade Lane, Louisville, Kentucky

October 1, 2017

7 year term with option to extend for two additional consecutive terms of 5 years

$37,500.00 per month for the first five years; for each following one-year period, annual rent increases the lesser of (a) the percentage change in the CPI over the preceding 12 months or (b) 2% of the previous year’s annual rent

Industrial Services of America, Inc.	Cohen Brothers Real Estate of Southern Indiana, Inc.	960 South County Road 900 West, North Vernon, Indiana	December 1, 2014 3 years with the option to extend lease for three additional 3-year periods $8,000.00 per month, increasing each year by $200.00 per month
Industrial Services of America, Inc.	LK Property Investments, LLC	6709 Grade Lane, Louisville, Kentucky	April 30, 2015 Lease terminates on April 14, 2019 $3,000.00 per month

Industrial Services of America, Inc. Operating Lease	PNC Equipment Finance, LLC	Specific equipment: 2017 Bobcat Skid Steer S630 and 2017 Bobcat 74” Grapple SN: AHGL13913, AFOH06848	March 3, 2018 5 years (exp. Feb. 2023) $557.84 per month
Industrial Services of America, Inc. Operating Lease	PNC Equipment Finance, LLC	Specific equipment: 2 used S650 Bobcat SSL and 2 new 74” Industrial Grapples SN: ALJ812931, ALJ813317, AFOH06847, AFOH06866	June 15, 2018 4 years (exp. May 2022) $577.49 per month
Industrial Services of America, Inc. Capital Lease (Acct #2120)	Somerset Capital Group, Ltd.	Specific equipment: Liebherr cranes: 2014 LH40M, 2014 LH50M, and 2014 LH50M SN: 2014-848696, 2014-825353, 2014-825319	May 1, 2016 5 years $14,450.21 per month for the first 12 months, followed by monthly payments of $31,287.33 for remainder of lease term
Industrial Services of America, Inc. Capital Lease (Acct #2122)	Toyota Industries Commercial Finance, Inc.	Specific equipment: 2 new Toyota 8FGU30 SN: 69432, 69448	June 2017 6 years $1,393.92 per month
Industrial Services of America, Inc. Capital Lease (Acct #2123)	Providence Capital	Specific equipment: Komatsu FG25T-16 Forklift SN: A412570	May 2018 4 years $577.49 per month (with interest rate of 5.75% per year)
Industrial Services of America, Inc. Capital Lease (Acct #2124)	Providence Capital	Specific equipment: Komatsu FG25T-16 Forklift SN: A42571	June 2018 4 years $676.76 per month (with interest rate of 5.75%) per year)
Industrial Services of America, Inc. Capital Lease (Acct #2125)	Toyota Commercial Finance	Specific equipment: 2 new Toyota models 8FGU30 SN: 72769, 72730	July 2018 76 months (6 yrs. 4 mos.) $1,509.72 per month

SCHEDULE 10.2.2

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EXISTING LIENS

Loan Party	Secured Party or Mortgagee	Description of Collateral
Industrial Services of America, Inc.	Somerset Capital Group LTD	Specific equipment
Industrial Services of America, Inc.	K&R, LLC	Specific equipment
Industrial Services of America, Inc.	Toyota Industries Commercial Finance, Inc.	Specific equipment
Industrial Services of America, Inc.	Pawnee Leasing Corporation	Specific equipment
Industrial Services of America, Inc.	RECO Equipment, Inc.	Specific equipment
Industrial Services of America, Inc.	Duplicator Sales & Service Inc	Specific equipment
Industrial Services of America, Inc.	PNC Equipment Finance, LLC	Specific equipment

SCHEDULE 10.2.17

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EXISTING AFFILIATE TRANSACTIONS

Loan Party	Affiliate	Description
Industrial Services of America, Inc.	K&R, LLC	Unsecured loan of $620,328.00
Industrial Services of America, Inc.	7100 Grade Lane LLC	Unsecured loan of $883,800.00
Industrial Services of America, Inc.	K&R, LLC	Secured loan of $81,000.00
Industrial Services of America, Inc.	K&R, LLC	Secured loan of $48,000.00
Industrial Services of America, Inc.	7100 Grade Lane LLC	Lease of real estate property located at 7100 and 7020 Grade Lane, Louisville, Kentucky
Industrial Services of America, Inc.	LK Property Investments, LLC	Lease of real estate property located at 6709 Grade Lane, Louisville, Kentucky
Industrial Services of America, Inc.	Directors	Payment of board and commitment fees to non-employee directors
Industrial Services of America, Inc.	MetalX LLC	Holding of account receivable balances from MetalX related to scrap sales